UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOLLOW UP OF INGE THULIN’S E-MAIL — REMINDER FOR 3M EMPLOYEE STOCKHOLDERS TO VOTE

May 7, 2013

DEAR FELLOW 3M EMPLOYEE STOCKHOLDER:

An e-mail was sent to you from our Chairman and CEO Inge Thulin dated March 28, 2013, containing your proxy materials in connection with 3M Company’s Annual Stockholder Meeting to be held on Tuesday, May 14, 2013. According to our records, your voting instructions for this meeting have not been received.  Regardless of the number of shares you own, it is important that you vote your shares.

Please take a moment to vote your proxy at your earliest convenience. Please read carefully and consider the information contained in the Company’s Proxy Statement, including a recent letter by Inge Thulin to 3M stockholders dated April 10, 2013 (attached below) explaining why 3M and its Board of Directors oppose two stockholder proposals and seeking your support in opposing these two proposals.

Since the Annual Meeting is fast approaching, we encourage you to vote as soon as you can.

If you have already voted and do not wish to change your instructions, there is no need to resubmit your vote.

Thank you for your action.

+++++++++++++++++++++++

NAME

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3M COMPANY-COMMON	[	]
3M COMPANY - 401K	[	]
3M COMPANY - ESOP	[	]

CONTROL NUMBER:	[	]

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

http://www.proxyvote.com/	[	]

To access ProxyVote.com, you will need your four digit PIN:

— If you are an employee of 3M COMPANY, your PIN is the last four digits of your Social Security number.

— If you are an employee of 3M COMPANY and do not have a Social
Security number or Taxpayer ID, your PIN will be the last four digits of your 3M COMPANY employee ID number.

— If you have forgotten your PIN number, please follow the
instructions on www.proxyvote.com

Internet voting is accepted up to 10:59 p.m.  CDT on May 13, 2013, (or up to 10:59 p.m. CDT on May 9, 2013, for participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan).

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below: http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentation can also be found at the following Internet site(s):

3M PROXY STATEMENT

https://materials.proxyvote.com/	[	]

3M ANNUAL REPORT

https://materials.proxyvote.com/	[	]

3M ADMISSION TICKET

https://materials.proxyvote.com/	[	]

3M CHAIRMAN’S LETTER TO STOCKHOLDERS

https://materials.proxyvote.com/	[	]

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:	[	]

There is no charge for this service, however costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder.

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